EXHIBIT 21.01

                     SUBSIDIARIES OF COMSHARE, INCORPORATED



Subsidiaries of the                                                    Incorporated
 Registrant (a)                                                            In
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Comshare (U.S.), Inc.                                                Michigan
Comshare South Pacific Pty Ltd.                                      Australia
Comshare, Ltd.                                                       Canada
Comshare International B.V.                                          Netherlands
 Comshare Holdings Company                                           United Kingdom
  Comshare, Ltd.                                                     United Kingdom
  Comshare, Gmbh                                                     Germany
  Comshare S.A.                                                      France
  Comshare International Ltd.                                        United Kingdom
CS Iberia sl                                                         Spain
CS srl                                                               Italy
CSI International Holdings, Inc.                              (b)    Delaware
CS Holdings, Inc.                                             (b)    Delaware

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(a) All subsidiaries are wholly owned by their immediate parent.
(b) Subsidiaries have been dissolved as of June 30, 1997.